SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest	Commission File Number 000-26076
event reported) April 29, 2005

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	52-1494660
(State of organization)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road Cockeysville, MD 21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrant’s telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 29, 2005, Sinclair Broadcast Group, Inc. (“the Company”) announced the completion of the sale of KOVR-TV in Sacramento, California, including the FCC broadcast license and the Company’s investment in KOVR Joint Venture (collectively “KOVR”) to CBS Broadcasting, Inc.  The sale was completed in accordance with the Asset Purchase Agreement among CBS Broadcasting, Inc., Sinclair Broadcast Group, Inc., Chesapeake Television, Inc. and SCI-Sacramento Licensee, LLC dated as of December 2, 2004, which was filed as an exhibit to the Company’s Current Report on Form 8-K filed on December 3, 2004.  KOVR was sold for a cash purchase price of $285.0 million.  The net cash proceeds have been used to repay bank debt.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The unaudited pro forma condensed consolidated balance sheet presented below is based on the historical financial statements of the Company and give effect to the disposition of KOVR as of December 31, 2004.  KOVR has been accounted for as discontinued operations in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2004 in accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.”  Accordingly, an unaudited pro forma condensed consolidated statement of operations is not required to be included below.  In the opinion of the Company’s management, all adjustments and/or disclosures necessary for a fair presentation of the pro forma data have been made.

This unaudited pro forma condensed balance sheet is presented for illustrative purposes only and is not necessarily indicative of the financial position that would have been achieved had the pro forma events described in the notes to the pro forma condensed consolidated balance sheet described above not been completed as of the date indicated.  The following unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the Company’s financial statements and the accompanying notes to the financial statements included in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2004.

SINCLAIR BROADCAST GROUP, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

FOR THE YEAR ENDED DECEMBER 31, 2004

(Unaudited) (in thousands)

	SBG Historical	Pro Forma Adjustments		SBG Pro Forma
ASSETS:

CURRENT ASSETS	$330,150	$(85,379	) (1)	$244,771

PROPERTY & EQUIPMENT, net	339,779	—		339,779
GOODWILL, net	1,041,452	—		1,041,452
BROADCAST LICENSES, net	406,694	—		406,694
DEFINITE-LIVED INTANGIBLES, net	237,972	—		237,972
OTHER ASSETS	109,616	—		109,616
Total assets	$2,465,663	$(85,379)		$2,380,284

LIABILITIES AND SHAREHOLDERS’ EQUITY:

CURRENT LIABILITIES	$288,661	$(3,604	) (2)	$335,183
		47,992	(3)
		2,134	(4)
LONG-TERM LIABILITIES:
Notes payable, capital leases and commercial bank financing, less current portion	1,571,346	(283,891	) (5)	1,287,455
Notes and capital leases payable to affiliates, less current portion	19,323	—		19,323
Other long-term liabilities	358,515	22,080	(6)	380,595
Total liabilities	2,237,845	(215,289)		2,022,556

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES	1,267	—		1,267

SHAREHOLDERS’ EQUITY:
Common stock	851	—		851
Preferred Stock	33	—		33
Additional paid in capital	752,130	—		752,130
Accumulated deficit	(526,463)	129,910	(7)	(396,553)

Total shareholders’ equity	226,551	129,910		356,461

Total liabilities and shareholders’ equity	$2,465,663	$(85,379)		$2,380,284

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated balance sheet.

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET:

1.                          The following table sets forth the items included in the pro forma adjustment of Current Assets to remove KOVR’s assets held for sale as of December 31, 2004 (in thousands):

Goodwill, net	$37,261
Broadcast licenses, net	30,550
Property and equipment, net	11,308
Definite-lived intangibles, net	4,427
Program contract costs	1,586
Other assets	247
Total current assets	$85,379

2.                          The following table sets forth the items included in the pro forma adjustment of Current Liabilities to remove KOVR’s liabilities held for sale as of December 31, 2004 (in thousands):

Program contracts payable	$1,938
Liabilities associated with KOVR Joint Venture and other liabilities	1,666
Total current liabilities	$3,604

3.                          Represents the current tax provision on the gain from the sale of KOVR calculated in accordance with SFAS 109, “Accounting for Income Taxes” (SFAS 109).

4.                          Represents legal, consulting and other costs related to the sale of KOVR.

5.                          The following table reconciles the gross purchase price in the Asset Purchase Agreement to the adjusted purchase price received at close of sale on KOVR on April 29, 2005 (in thousands):

Gross purchase price	$285,000
Less: Contract termination costs	574
Less: Employee termination costs	371
Less: Other costs	164
Adjusted purchase price	$283,891

6.                          Represents the utilization of $35.0 million of carry forward net operating losses recorded as deferred tax assets, offset by $12.9 million related to the reversal of cumulative temporary differences between the financial reporting carrying amounts and the tax basis of KOVR’s net assets, calculated in accordance with SFAS 109.

7.                          Represents the gain from sale of discontinued operations, net of taxes of $70.1 million, for KOVR.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By:	/s/ David R. Bochenek
Name:	David R. Bochenek
Title:	Chief Accounting Officer

Dated: May 5, 2005